EXHIBIT 21




                                   V-GPO, INC.
                                  SUBSIDIARIES


                 INTERNATIONAL HEALTHCARE INVESTMENTS LTD., INC.
                          2150 Whitfield Industrial Way
                             Sarasota, Florida 34243

                                     (100%)